Press Release
Spirit Realty Capital, Inc.
Announces First Quarter of 2019
Financial and Operating Results
- Invested $179 Million in Acquisitions and Revenue Producing Capital Expenditures -
- Generated Net Income of $0.48 per share, FFO of $0.90 per share and AFFO of $0.86 per share -
Dallas, TX—May 2, 2019 —Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit" or the "Company"), a premier net-lease real estate investment trust ("REIT") that invests in single-tenant, operationally essential real estate, today reported its financial and operating results for the three months ended March 31, 2019.
FIRST QUARTER 2019 HIGHLIGHTS

•	Invested $178.6 million, including $160.3 million for the acquisition of 22 properties, with an initial weighted average cash yield of 7.16% and an economic yield of 7.93%.

•
Issued 0.9 million shares of common stock under the Company's At-the-Market Program ("ATM Program"), generating gross proceeds of $34.0 million, during the three months ended March 31, 2019. Total 2019 activity through April 30th under the ATM Program is 2.3 million shares of common stock, including 0.9 million shares yet to be settled under forward contracts, at a weighted average share price of $39.19 and for expected gross proceeds of approximately $91.0 million.

•	Generated net income from continuing operations of $0.48 vs $0.39 per diluted share, FFO of $0.90 vs $1.18 per share and AFFO of $0.86 vs $1.07 per share, compared to same quarter 2018.

•	Disposed of seven properties for $46.5 million in gross proceeds, with an overall weighted average capitalization rate of 7.54% on four income producing properties.

•
Executed $1.62 billion unsecured credit facility in January 2019, comprised of an $800 million unsecured revolving credit facility maturing in March 2023, $420 million of unsecured term loans maturing in March 2024 and $400 million unsecured delayed draw term loans maturing in March 2022.

•	Maintained strong operating results, including portfolio occupancy of 99.3% as of March 31, 2019 and same store Contractual Rent growth of 1.8%.

•	Had corporate liquidity of $1.00 billion as of March 31, 2019, comprised of availability under the unsecured revolving credit facility, delayed draw term loans and cash and cash equivalents.
CEO COMMENTS
“Spirit enjoyed an impressive start to 2019, achieving excellent operating results while maintaining low leverage. We are very pleased with our capital deployment, completing $179 million in new acquisitions and revenue producing capital expenditures during the quarter. In addition, our success in accessing the equity markets in 2019 allows us to maintain low leverage and provide growth capital for future acquisitions. I firmly believe this quarter is indicative of our strong platform that can continue to deliver consistent results," stated Jackson Hsieh, President and Chief Executive Officer.

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FINANCIAL RESULTS
Total revenues from continuing operations for the three months ended March 31, 2019 were $112.6 million, compared to $103.5 million for the same period in 2018.
Net income attributable to common stockholders for the three months ended March 31, 2019 was $41.0 million, or $0.48 per diluted share, compared to $28.1 million, or $0.31 per diluted share, for the same period in 2018.
FFO for the three months ended March 31, 2019 was $77.2 million, or $0.90 per diluted share, compared to $105.3 million, or $1.18 per diluted share, for the same period in 2018.
AFFO for the three months ended March 31, 2019 was $73.8 million, or $0.86 per diluted share, compared to $95.3 million, or $1.07 per diluted share, for the same period in 2018.
The Board of Directors declared a quarterly cash dividend of $0.625 per common share, representing an annualized rate of $2.50 per common share. The Board of Directors also declared a quarterly cash dividend of $0.375 per preferred share. The quarterly common dividend was paid on April 15, 2019 to shareholders of record as of March 29, 2019 and the preferred dividend was paid on March 29, 2019 to shareholders of record as of March 15, 2019.
PORTFOLIO HIGHLIGHTS
During the three months ended March 31, 2019, Spirit invested $160.3 million in the acquisition of 22 properties through six transactions, with an initial weighted-average cash yield of approximately 7.03%, an economic yield of 7.93% and a weighted average lease term of 14.8 years. Additionally, the Company invested $18.3 million in revenue producing capital expenditures related to ten existing properties.
During the three months ended March 31, 2019, Spirit disposed of seven properties for $46.5 million in gross proceeds, including the sale of four income producing properties for $36.2 million, with a weighted average capitalization rate of 7.54%. One of the disposed properties was transferred to the CMBS lender, resulting in the resolution of $10.4 million in secured debt.
At March 31, 2019, Spirit's diversified real estate portfolio was occupied at 99.3% and was comprised of 1,477 owned properties, of which ten were vacant, and 51 properties securing mortgage loans.
BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	Unencumbered Assets totaled $4.23 billion as of March 31, 2019, representing approximately 81.1% of Spirit's Real Estate Investment.

•
Issued 0.9 million shares of common stock under the Company's At-the-Market Program ("ATM Program"), generating gross proceeds of $34.0 million, during the three months ended March 31, 2019. Total 2019 activity through April 30th under the ATM Program is 2.3 million shares of common stock, including amounts yet to be settled under forward contracts, at a weighted average share price of $39.19.

•	Extinguished $10.4 million of CMBS debt related to a defaulted loan with a default interest rate of 9.85%, and the vacant property securing the loan was returned to the lender.

•	Adjusted Debt to Annualized Adjusted EBITDAre was 5.2x at March 31, 2019.

•	As of April 30, 2019, Spirit had approximately $13.2 million in cash and cash equivalents and $1.04 billion of available borrowing capacity under its unsecured credit facility and A-2 Term Loans.

•	As of April 30, 2019, Spirit had additional funds available for acquisitions of approximately $7.4 million in its Master Trust 2013 release account.

•	As of April 30, 2019, Spirit had an outstanding share count of 87,338,212.

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2019 GUIDANCE
The Company is revising its full-year guidance for 2019:

•	AFFO of $3.35 to $3.39 per share (assumes a full year of related party fee income and preferred dividend income from SMTA),

•	Capital deployment of $450.0 million to $600.0 million (comprising acquisitions, revenue producing capital expenditures and development deals),

•	Asset dispositions of $225.0 million to $325.0 million, and

•	Adjusted Debt to Adjusted EBITDAre of 5.0x to 5.4x.
The Company does not provide a reconciliation for its guidance range of AFFO per diluted share to net income available to common stockholders per diluted share, the most directly comparable forward looking GAAP financial measure, due to the inherent variability in timing and/or amount of various items that could impact net income available to common stockholders per diluted share, including, for example, gains on debt extinguishment, impairments and other items that are outside the control of the Company.
EARNINGS WEBCAST AND CONFERENCE CALL TIME
The Company's first quarter 2019 earnings conference call is scheduled for Thursday, May 2, 2019 at 9:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:	Go to www.spiritrealty.com and select the investor relations page at least 15 minutes prior to the start time of the call in order to register, download and install any necessary audio software.

Phone:	No access code required.
(877) 407-9208 (Domestic) / (201) 493-6784 (International)

Replay:	Available through May 16, 2019 with access code 13689765.
(844) 512-2921 (Domestic) / (412) 317-6671 (International)
SUPPLEMENTAL PACKAGES
A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release, have been posted to the investor relations page of the Company's website at www.spiritrealty.com.
ABOUT SPIRIT REALTY
Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties.
As of March 31, 2019, our diversified portfolio was comprised of 1,528 properties, including properties securing mortgage loans made by the Company. Our owned properties, with an aggregate gross leasable area of 28.6 million square feet, are leased to 256 tenants across 49 states and 32 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company's website at www.spiritrealty.com.
INVESTOR CONTACT
Investor Relations
(972) 476-1403
InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact of Shopko's bankruptcy filing on SMTA; the impact of SMTA's board of trustees' decision to accelerate its strategic plan, including Spirit's ability to collect amounts to which it is contractually entitled under the Asset Management Agreement or SMTA Preferred Stock upon a resolution of SMTA and/or a termination of the Asset Management Agreement; Spirit's ability to perform as an external manager for SMTA; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.
NOTICE REGARDING NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report and related addenda contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations page of our website.

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SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental income (1)	$104,067	$101,507
Interest income on loans receivable	986	995
Earned income from direct financing leases	396	465
Related party fee income	6,927	—
Other income	217	572
Total revenues	112,593	103,539
Expenses:
General and administrative	13,181	15,290
Property costs (including reimbursable)	5,154	5,551
Real estate acquisition costs	71	47
Interest	26,611	23,053
Depreciation and amortization	41,349	40,694
Impairments	3,692	3,497
Total expenses	90,058	88,132
Other income:
Gain on debt extinguishment	8,783	21,583
Gain on disposition of assets	8,730	1,251
Preferred dividend income from SMTA	3,750	—
Total other income	21,263	22,834
Income from continuing operations before income tax expense	43,798	38,241
Income tax expense	(220)	(163)
Income from continuing operations	43,578	38,078
Loss from discontinued operations	—	(7,360)
Net income	43,578	30,718
Dividends paid to preferred shareholders	(2,588)	(2,588)
Net income attributable to common stockholders	$40,990	$28,130

Net income per share attributable to common stockholders - diluted
Continuing operations	$0.48	$0.39
Discontinued operations	—	(0.08)
Net income per share attributable to common stockholders - diluted	$0.48	$0.31

Weighted average shares of common stock outstanding:
Basic	85,497,093	88,975,391
Diluted	85,504,897	89,020,751

(1)
Included in rental income for the three months ended March 31, 2019 is $0.9 million of bad debt expense. There was no bad debt expense included in continuing operations for the three months ended March 31, 2018.

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SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Investments:
Real estate investments:
Land and improvements	$1,645,060	$1,632,664
Buildings and improvements	3,159,235	3,125,053
Total real estate investments	4,804,295	4,757,717
Less: accumulated depreciation	(636,780)	(621,456)
	4,167,515	4,136,261
Loans receivable, net	43,015	47,044
Intangible lease assets, net	291,095	294,463
Real estate assets under direct financing leases, net	20,320	20,289
Real estate assets held for sale, net	94,339	18,203
Net investments	4,616,284	4,516,260
Cash and cash equivalents	9,376	14,493
Deferred costs and other assets, net	124,085	156,428
Investment in Master Trust 2014	33,512	33,535
Preferred equity investment in SMTA	150,000	150,000
Goodwill	225,600	225,600
Total assets	$5,158,857	$5,096,316

Liabilities and stockholders’ equity
Liabilities:
Revolving credit facilities	$206,500	$146,300
Term loans, net	413,905	419,560
Senior Unsecured Notes, net	295,882	295,767
Mortgages and notes payable, net	450,534	463,196
Convertible Notes, net	733,412	729,814
Total debt, net	2,100,233	2,054,637
Intangible lease liabilities, net	114,805	120,162
Accounts payable, accrued expenses and other liabilities	125,183	119,768
Total liabilities	2,340,221	2,294,567
Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both March 31, 2019 and December 31, 2018	166,177	166,177
Common stock, $0.05 par value, 750,000,000 shares authorized: 86,811,786 and 85,787,355 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	4,341	4,289
Capital in excess of common stock par value	5,031,829	4,995,697
Accumulated deficit	(2,371,531)	(2,357,255)
Accumulated other comprehensive loss	(12,180)	(7,159)
Total stockholders’ equity	2,818,636	2,801,749
Total liabilities and stockholders’ equity	$5,158,857	$5,096,316

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SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In Thousands, Except Share and Per Share Data)
(Unaudited)

FFO and AFFO

	Three Months Ended March 31,
	2019	2018
Net income attributable to common stockholders	$40,990	$28,130
Add / (less):
Portfolio depreciation and amortization	41,207	61,976
Portfolio impairments	3,692	14,569
Gain (loss) on disposition of assets	(8,730)	605
Total adjustments to net income	36,169	77,150
FFO attributable to common stockholders	$77,159	$105,280
Add / (less):
Gain on debt extinguishment	(8,783)	(21,328)
Real estate acquisition costs	71	48
Transaction costs	—	3,932
Non-cash interest expense	4,737	7,541
Accrued interest and fees on defaulted loans	285	556
Straight-line rent, net of related bad debt expense	(2,907)	(4,457)
Other amortization and non-cash charges	(325)	(605)
Non-cash compensation expense	3,578	4,366
Total adjustments to FFO	(3,344)	(9,947)
AFFO attributable to common stockholders	$73,815	$95,333

Dividends declared to common stockholders	$54,257	$78,581
Dividends declared as a percent of AFFO	74%	82%
Net income per share of common stock
Basic (1)	$0.48	$0.31
Diluted (1)	$0.48	$0.31
FFO per share of common stock
Diluted (1)	$0.90	$1.18
AFFO per share of common stock
Diluted (1)	$0.86	$1.07

Weighted average shares of common stock outstanding:
Basic	85,497,093	88,975,391
Diluted	85,504,897	89,020,751

(1)
For the three months ended March 31, 2019 and 2018, dividends paid to unvested restricted stockholders of $0.3 million and $0.4 million, respectively, are deducted from FFO and AFFO attributable to common stockholders in the computation of per share amounts.

For both the three months ended March 31, 2019, and 2018, undistributed earnings allocated to unvested restricted stockholders of $0.1 million are deducted from FFO and AFFO attributable to common stockholders in the computation of per share amounts.

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